UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2016

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2016, Boreal Water Collection, Inc. (“Company”), through a letter from its legal counsel, Billig Loughlin & Baer, LLP (“Counsel”), exercised its First Right of Refusal as outlined in the agreements between Leisure Time Spring Water, Inc. (“Leisure Time”), Alpine Farms, Inc., Andrew J. Krieger and Suri Levow Krieger, dated November 1, 1995 and amended on April 25, 2000 (“Agreements” – included as an exhibit hereto). The Agreement provides Leisure Time the exclusive right to draw water and use the artesian spring, water supply and existing facility upon Town of Callicoon SBL No. 4-1-14.1; in addition to a first right of refusal if the owner contracts to sell the subject property (“Property”). The Company is the successor to Leisure Time. A sixty thousand dollar ($60,000.00) check was tendered as down payment for the Contract of Sale (“Contract of Sale”); 10% of the purchase price of six hundred thousand dollars ($600,000.00) (“Purchase Price”). The Contract for Sale is the purchase of the Property by Purchaser Heather Tilton, dated (signed by the Seller) on December 2, 2015. The Company has a right to match the Contract of Sale on a first refusal basis; as aforesaid. Counsel, by this letter, makes note of an error in the closing date of the Contract of Sale; assuming May 18, 2016 is the correct closing date. A copy of the Contract of Sale is attached hereto as an exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	LICENSING AGREEMENTS, SPRING WATER – CATSKILL MOUNTAINS; Exhibit 10.(ii) to the Issuer’s Form 10-12G/A (Form 10) posted on EDGAR October 9, 2012; and incorporated herein by this reference

99.2	the Issuer’s Counsel’s letter of January 6, 2016 to Steve Mogel, Esq.

99.3	Contract of Sale; Heather Tilton, Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2016

By: /s/ Mrs. Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors